UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 25, 2011

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On October 25, 2011, Central Vermont Public Service Corporation (the "Company") entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) and related revolving credit note (“Revolving Credit Note”) with KeyBank National Association ("KeyBank").  The Credit Agreement has a three year term, and amends and restates the credit agreement between the Company and KeyBank dated as of November 3, 2008, filed as Exhibit 10.98 to the Company's Current Report on Form 8-K filed November 7, 2008.  The purpose of the Credit Agreement and Revolving Credit Note is to provide liquidity for general corporate purposes, including working capital needs and power contract performance assurance requirements, in the form of funds borrowed and letters of credit.

Interest and Fees

Loans under the Revolving Credit Note will bear interest, at the Company's option, at KeyBank's Prime Rate, or LIBOR, plus a margin, as provided in the Credit Agreement. The Company is required to pay accrued interest at established intervals, as well as a per annum facility fee on the unused portion of the revolving commitment on a quarterly basis.  The interest rate margin and facility fee are variable depending upon the Company's debt rating.

Covenants and Events of Acceleration

The Credit Agreement contains customary covenants including, but not limited to, restrictions on the Company's ability, and in certain instances its subsidiaries' ability, to: incur liens; make acquisitions, investments and capital expenditures; pay dividends; sell or transfer assets and stock; and enter into hedging agreements.  The Credit Agreement also limits certain subsidiaries' ability to incur additional indebtedness.  Additionally, the Company may not permit its Total Debt to Total Capitalization Ratio to exceed 65%.

Upon the occurrence of certain events of default, the Company's obligations under the Credit Agreement and the Revolving Credit Note may be accelerated and the lending commitments under the Credit Agreement and the Revolving Credit Note terminated. Such events of default include payment defaults to the lender, material inaccuracies of representations and warranties, covenant defaults, material payment defaults (other than under the Revolving Credit Note), voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events, change of control of the Company and other customary defaults.

As of October 24, 2011, there was $2,854,973.48 outstanding under the Revolving Credit Note, and $3,500,000 of letters of credit outstanding in support of performance assurance requirements associated with our power transactions.

The Company has an ongoing relationship with KeyBank, for which KeyBank has received customary fees and expenses

The foregoing description of the Credit Agreement and the Revolving Credit Note, is qualified in its entirety by reference to the full text of the Credit Agreement and form of the Revolving Credit Note, which are filed herewith as Exhibit 10.67 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 25, 2011, the Company transferred all of its outstanding obligations under its existing three-year, $40.0 million unsecured revolving-credit facility pursuant to its credit agreement, dated as of November 3, 2008, between the Company and KeyBank, and terminated that credit agreement in accordance with its terms. The amount outstanding under that credit agreement was repaid and cancelled.  The terminated credit agreement was previously filed as Exhibit 10.98 to the Company's Current Report on Form 8-K filed November 7, 2008.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.67	Credit Agreement dated as of October 25, 2011 between Central Vermont Public Service Corporation, as Borrower and KeyBank National Association, as Lender.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Pamela J. Keefe Pamela J. Keefe Senior Vice President, Chief Financial Officer, and Treasurer
October 26, 2011